Exhibit 10.29

LEASE

THIS AGREEMENT made and entered in to this 20th day of January, 2003 by and between Create-a-Book, Inc., a Florida Corporation, of Gulf Breeze, Santa Rosa County, Florida, hereinafter called the “Lessor”, and TRX, Inc., a Georgia Company, hereinafter called the “Lessee”.

WITNESSETH

The Lessor, for and in consideration of the rental herein mentioned and the covenants to be performed by the Lessee, does lease and let unto the Lessee those certain premises, and the improvements located thereon, commonly known as 6671 Caroline Street, Milton, Florida (the entire building, consisting of approximately twenty-four thousand (24,000) square feet), located in Milton, Santa Rosa County, Florida, to have and to hold the same for a period of twenty-four (24) months, to commence on January 1, 2003 and terminating on December 31, 2004.

The parties mutually covenant and agree as follows:

1. COVENANT OF SEIZEN: The Lessor covenants and agrees with the Lessee that at the time of the sealing and delivery of this lease, the Lessor is seized of the said premises in fee simple absolute and has the right to lease said premises under the terms hereof.

2. COVENANT OF QUIET ENJOYMENT: Subject to the terms, conditions, and covenants of this lease, the Lessor agrees that the Lessee shall and may peaceably have, hold, and enjoy the premises above described, without hindrance or molestation, during the period set forth above.

3. RENT RESERVED: The Lessee will yield and pay to the Lessor as rental for said property the sum of Ten Thousand and No/100 Dollars ($10,000.00) per month (together with applicable Florida sales tax), in advance, for the first eight months of 2003 (January through and including August). Effective September 2003, rent will increase to Fifteen Thousand and No/100 Dollars ($15,000) for the remainder of the initial twenty-four (24) month term of this Lease. The rental to be paid hereunder shall be due on the first (1st) day of each month and shall be deemed delinquent after the tenth (10th) day of each month during the entire term of this lease. Payments received by the Lessor (regardless of when mailed) after the tenth (10th) day of each month shall be subject to a late charge of Fifty and No/100’s Dollars ($50.00), which shall be due upon written notice. All payments shall be made payable to HEFTY PUBLISHING COMPANY, and shall be tendered at its premises, located at 1232 Paula Circle, Gulf Breeze, Florida 32561, or at such other place as the Lessor, through its duly authorized officers, shall designate in writing to the Lessee.

4. EARLY TERMINATION: The Lessee will not be allowed to terminate this lease prematurely without paying the full remaining rent of the active lease term, except pursuant to any termination right expressly set forth herein.

5. RENEWAL/ ADDITIONAL TERMS: If, at the end of the initial twenty-four (24) month term of this Lease (or any permitted extension or renewal thereof as provided hereunder), the Lessee is not in default hereunder beyond any applicable grace, notice or cure period, then the Lessee may, at its option, extend the lease for the demised premises herein described for an additional twenty-four (24) months. The Lessee will be permitted two (2) such extensions for a total of forty-eight (48) months hereunder. The Lessee must give the Lessor ninety (90) days advance written notice of its intention to exercise any option provided under this paragraph. With respect to the rent reserved during any extension or renewal hereof, the same will remain at the sum of Fifteen Thousand and No/100’s Dollars ($15,000.00) per month. All of the terms and provisions of this Lease, except as otherwise expressly provided herein, will be applicable during any extension or renewal hereof.

6. TENANT IMPROVEMENTS: Any and all permanent improvements to the premises (excluding the Lessee’s equipment, trade fixtures, inventory and other personal property) shall remain with the demised premises and be the sole and exclusive property of the Lessor at the conclusion of the lease term contemplated hereby (including any permitted extensions or renewals, thereof).

7. ADDITIONAL AIR CONDITIONING: The Lessee shall have the right to add additional air conditioning to the demised premises. Such additional air conditioning shall be the sole and exclusive responsibility of the Lessee. At the end of the term of this Lease (including any permitted extensions or renewals thereof) the air conditioning equipment will remain the property of the Lessor. Any additional air conditioning installed in the demised premises pursuant to this section shall be at the sole expense of the Lessee.

8. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The Lessee and Lessor will comply with all the laws, rules, and regulations of proper governmental authorities and will not knowingly cause or permit said premises or building to be used for any unlawful purposes; provided, however, that the Lessee shall have no obligation to make any alterations or modifications to the premises which are required by governmental authorities unless the same are required due to the Lessee’s specific manner of use or occupancy of the premises or to alterations to the premises made by or on behalf of the Lessee.

9. UTILITIES AND MAINTENANCE: The Lessee shall and will pay all costs for gas, electricity, water, lights, heating, telephone, and all other utilities and things of a similar nature used on the demised said premises during the term of this lease. The Lessee shall have the utilities its own name. The Lessor shall and will maintain, at its own expense, the roof, foundation, and exterior walls of the building. The Lessee shall and will maintain, at its own expense, all portions of the leased premises for which the Lessor is not responsible hereunder, including plumbing, primary HVAC, parking lot and lights, and any additional air conditioning which it may install. Additionally, the Lessee will likewise maintain the fixtures and equipment therein for which the Lessor is not responsible hereunder, if any, in a workable condition. The Lessee will be responsible for the landscaping and grounds maintenance. The Lessor and Lessee hereby mutually agree that as of the commencement date of this Lease, the plumbing, electric, water, original HVAC systems, roof, foundation, parking lot and lights, and exterior walls of the building are in good working order and repair, that the premises are ADA compliant and that as of the commencement date, there are no hazardous materials within the premises and that the premises are in compliance with all applicable laws, ordinances, and regulations.

10. INSURANCE: The Lessor shall and will, at its own cost and expense, keep the demised premises fully insured against loss or damage by fire or other casualty under a policy of fire and extended coverage insurance in an amount equal to the full replacement value thereof. Lessor will not make any material changes to the demised property’s insurance coverages, deductibles and/or limits without the express written approval of Lessee. Lessor will also advise Lessee, in writing, within five (5) business days, of any changes Lessor or his insurance carrier makes to the demised property’s insurance coverages, deductibles and/or limits. In the event that Lessee’s individual repairs will cost more than $1,000.00 (One Thousand and No/100 Dollars), Lessee will notify Lessor. Lessor will then, within twenty-four (24) hours, advise Lessee if the repair is covered under Lessor’s existing insurance. If the repair is a covered expense, Lessee will only be responsible for the insurance deductible expense. Lessor will be responsible for the remainder of the covered repair and all processing of documents required to initiate such repair. The Lessee shall and will, during the full term of this lease, and at its own expense, carry public liability insurance in the limits of One Million and No/100’s Dollars ($1;000,000.00) per occurrence, and One Million Three Hundred Thousand and No/100’s Dollars ($1,300,000.00) in the aggregate, and shall cause the policy of insurance to be issued to show the Lessor as an additional insured. If the Lessee desires any type of insurance on its merchandise, inventory, equipment, or other property in the building or on the premises, it shall be its sole obligation to arrange for it, it being understood that the Lessor’s sole responsibility shall be for fire and extended coverage protection generally offered on commercial buildings. The Lessee agrees to hold the Lessor harmless from any liability for any damages sustained by any person on said premises due to the actions of the Lessee, its agents, servants, employees, or customers during the term of this Lease, except with the case of negligence or misconduct on the part of the Lessor, its agents, contractors, or employees.

11. REAL ESTATE TAXES: The Lessor will pay all county, state, and other real property taxes which may be assessed on the premises leased hereby.

12. PERSONAL PROPERTY TAXES: The Lessee shall and will pay all taxes of any kind levied only upon the personal property, including trade fixtures and inventory, kept on the leased premises and leased or owned by the Lessee.

13. PROHIBITION AGAINST ALTERATION OR CHANGES TO THE DEMISED PREMISES: The Lessee shall not make any material alterations or changes (that is, changes costing more than $25,000.00 (Twenty-five Thousand Dollars)) to the demised premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed, and all additions, fixtures, equipment, and floor covering; together with any and all improvements (except furniture, inventory, airline ticketing machines and telephones, which will be readily removable without material injury to the premises), shall be and remain a part of the premises at the expiration of this lease.

14. PROHIBITION AGAINST ASSIGNMENT AND SUBLETTING: The Lessee shall not have the right to assign, sublet, or part with the possession of the whole or any part of said premises without the prior written approval of the Lessor; provided, however, that such consent by the Lessor will not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Lessee shall have the right to assign the Lease to an entity which is owned by or under the common ownership of Lessee or, to a parent, subsidiary, or affiliate of the Lessee.

15. USE OF PREMISES: The Lessee shall not use or permit said premises or any part thereof to be used for any purpose or purposes other than as general office purposes and on-line fulfillment services without the prior written consent of the Lessor (which consent shall not be unreasonably withheld), and no use shall knowingly be made or permitted to be made of the premises which will increase the existing rate of insurance upon the type of building being leased hereunder, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall the Lessee knowingly sell or permit to be kept, used or sold in or about the premises, any article which may be prohibited by the standard form of the Lessor’s fire insurance policy.

16. SIGNS: The Lessee shall have the right to place a sign on the building to notify the public of its presence therein. Such sign shall not damage, deface, or otherwise mar the exterior of the building, and the content and placement of the sign shall be subject to approval, which shall not be unreasonably withheld or delayed, by the Lessor, in advance. The Lessee shall be responsible for all expenses incident to the preparation and mounting of the sign.

17. DESTRUCTION OF LEASED PREMISES: It is understood and agreed that if said premises during the term of this contract be damaged or destroyed by fire or other casualty, then the Lessor must give written notification within thirty (30) days of the date of the damage as to whether it shall repair and restore the premises. The Lessor shall be under no obligation to rebuild the same, and if it shall elect not to rebuild said premises, then this lease shall at once become null and void; provided, however, that if the Lessor shall elect to rebuild said premises, it shall restore same to like condition as of the date of this contract (together with all improvements subsequently made by the Lessee). Such restoration shall be made within sixty (60) days of the casualty. During the time of such rebuilding, the rent reserved hereunder shall cease, but on the conclusion of such rebuilding the rent reserved hereunder shall at once begin again.

18. CONDEMNATION: In the event any portion of said leased premises is taken by any condemnation or eminent domain proceedings, the monthly rental herein shall be ratably reduced according to the area of the leased premises which is taken and the Lessee shall be entitled to no other consideration by reason of such taking. Any damages suffered by the Lessee on account of the taking of any portion of said leased premises and any damage to any structure erected on said leased premises, respectively, that shall be awarded to the Lessee in said proceeding shall be paid to and received by the Lessor, and the said Lessee shall have no right therein or thereto or to any part thereof, The Lessee does hereby relinquish and assign to the Lessor all of the Lessees rights and equities in and to any such damage. Notwithstanding the foregoing, the Lessee shall have the right to pursue and receive any award to which it may be lawfully entitled, except as aforesaid, provided that the award to the Lessor is not reduced thereby. In the event the property is either totally or partially condemned, the Lessee may terminate the Lease without penalty.

19. LESSOR’S RIGHT OF INSPECTION: The Lessor or its agents shall have the right to enter and inspect said premises, at any reasonable hour, upon advance notice to Lessee, except in emergencies of Lessor’s employees, agents, or contractors, and to make any alterations, additions, or improvements which they may reasonably deem necessary for its preservation. Such alterations, additions, or improvements shall not materially interfere with Lessee’s business.

20. RIGHT TO RE-TAKE UPON ABANDONMENT: If the said leased premises shall be deserted or vacated for more than thirty (30) days at any time during the lease term, then it shall be lawful for the Lessor, its attorney, agents, successors, or assigns, to re-enter into and repossess the said premises. In such case, the Lessee shall continue to remain liable for any and all rents which are then due or which may become due until the termination of this lease.

21: EVENTS OF DEFAULT CONSISTING OF NON-PAYMENT OF FAILURE TO ABIDE BY THE COVENANTS: In case any sum to be paid hereunder shall be in default for a period of ten (10) business days after receipt of written notice thereof from the Lessor, or if the Lessee shall violate any of the other covenants of this lease as provided herein, which default remains uncorrected after the giving of twenty (20) business days written notice, then in either event, the Lessee shall become Lessee at sufferance and the Lessor, its attorney, agents, successors, representatives, and assigns shall be entitled to immediately re-enter and take possession of said premises with notice and without necessity of legal process.

22. EVENTS OF DEFAULT OTHER THAN NON-PAYMENT OR FAILURE TO ABIDE BY THE COVENANTS: If the Lessee shall be adjudicated a bankrupt, become insolvent, take the benefit of any federal or state reorganization or composition proceeding, make a general assignment for the benefit of creditors, otherwise take the benefit of any insolvency law, or have a trustee in bankruptcy or a receiver appointed or elected (whether under federal or state law), and such is not discharged within thirty (30) days, then and in such event this lease shall terminate at the will of the Lessor, and the said Lessor shall re-enter and retake possession without the necessity of legal process, and upon written notice to said Lessee.

23. ATTORNEY’S FEES AND COSTS: In the event it becomes necessary for the Lessor or Lessee to obtain legal assistance in enforcing any covenant in this lease, then the non-prevailing party will pay ail reasonable attorney’s fees and all expenses incurred (both at the trial and appellate levels, if necessary).

24. CUMULATIVE PROVISIONS: The rights and remedies created by this lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

25. EFFECT OF WAIVER: No waiver of any condition or covenant of this lease by the Lessor shall be deemed to imply or constitute a further waiver by the Lessor of any other condition or covenant of this lease.

26. TIME IS OF THE ESSENCE: It is understood and agreed between the parties hereto that time is of the essence as to all of the terms and provisions of this lease except as where otherwise indicated herein.

27. NOTICES: Any and all notices under this Lease shall be in writing, and hand delivered to the Lessor or Lessee, or delivered by some form of mail or delivery requiring a signed receipt, at the demised premises or headquarters for the Lessee, or at address where the Lessor is receiving the rent reserved hereunder, as applicable.

28. OCCUPATIONAL LICENSES RESPONSIBILITY OF LESSEE: It shall be the responsibility of the Lessee to obtain any and all licenses necessary from any and all governmental authorities to operate the business upon the leased premises, including but not limited to any and all licenses required to conduct the type of business for which the premises are being leased. The Lessee shall not hold for sale any items of merchandise for which it does not hold the requisite license from the proper governmental authority.

29. SURRENDER OF PREMISES: At the expiration of the term of this lease, the Lessee shall quit and surrender the premises to the Lessor, in as good state and condition as reasonable use and wear thereof will permit, damage by the elements excepted, unless such damage by the elements shall result from the acts of negligence of the Lessee, its employees, agents, representatives or customers.

30. HOLD HARMLESS: Should an action be commenced in which the Lessor is made a party defendant due to the acts of the Lessee, its employees, agents, representatives, or customers, the Lessee agrees to pay, on demand, the Lessor’s counsel fees (at both the trial and appellate levels) and any judgments resulting from such action. It is the intention of the parties that the Lessee, at all times, will hold the Lessor, or its agents, successors, and assigns, free and harmless from any damage or judgment resulting as aforesaid. This paragraph shall also apply to protect the Lessor against loss, liability, or expense by reason of any accident or injury to person or property occurring on the premises leased hereunder, except in the case of negligence or misconduct on the part of the Lessor, its agents, contractors, or employees.

31. BINDING EFFECT OF COVENANTS: All covenants herein contained shall extend to and bind the heirs, executors, administrators, successors, and assigns, respectively, of each of the parties hereto.

32. PARKING: The Lessee shall have the exclusive right to all parking spaces on the property.

33. RULE OF A CONSTRUCTION AGAINST DRAFTER OF CONTRACT INAPPLICABLE HERETO: This Lease is the product of negotiations between the parties hereto. Hence, while it may have been typed in the office of counsel for one of the parties it is, in essence, a joint work product, Hence, the rule that a contract that will be most strongly construed against the drafter hereof will have no force and effect with respect to this Lease.

IN WITNESS WHEREOF, the said parties have hereunder set their hands and seals the day and year first above written.

Create-a-Book, Inc.

By:	/s/ John Hefty
JOHN HEFTY As its President

ATTEST:

Executed in the presence of:

/s/ Witness
Witness as to the Lessor

/s/ Witness
Witness as to the Lessor

STATE OF NEVADA

COUNTY OF Clark

BEFORE ME, the subscriber, personally appeared JOHN HEFTY, as the President of Create-a-Book, Inc., a Florida Corporation, who is personally known to me or who produced     Drivers License     as identification, who did not take an oath, and who acknowledged that he signed the foregoing document, on behalf of the aforesaid Corporation, as its deed and act, for the uses and purposes therein set forth.

GIVEN UNDER my hand and official seal this     22    day of     Jan    , 2003.

/s/ Linda Martin
NOTARY PUBLIC
Printed Name: Linda Martin
My Commission No.: _____________
My Commission Expires: __________

TRX, Inc.

By:	/s/ Tim Severt
TIM SEVERT
As its Executive Vice-President Administration

ATTEST:

Executed in the presence of:

/s/ Witness
Witness as to the Lessee

/s/ Witness
Witness as to the Lessee

STATE OF GEORGIA

COUNTY OF Dekalb

BEFORE ME, the subscriber, personally appeared TIM SEVERT, as the Executive Vice President Administration of TRX, Inc., a Georgia Company, and who produced his drivers license as identification, who did not take an oath, and who acknowledged that he signed the foregoing document, on behalf of the aforesaid entity, as its deed and act, for the uses and purposes therein set forth.

GIVEN UNDER my hand and official seal this 22nd day of January, 2003.

/s/ Allison W. Stokes
NOTARY PUBLIC
Printed Name: Allison W. Stokes
My Commission No.: _________________
My Commission Expires: March 18, 2003